Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mitel Corporation 1991 Stock Option Plan for Key Employees and Non-Employee Directors, of our report dated May 7, 1998 with respect to the consolidated financial statements of Mitel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 27, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                                 Ernst & Young LLP
                                                 Chartered Accountants


Ottawa, Canada
October 23, 1998